ENDORSEMENT
--------------------------------------------------------------------------------
Endorsed on this policy as of its Date of Issue:
1. All references to sex or Male or Female in this policy and in any additional benefit riders are deleted.
2. In "The Basis We Use For Computation" provision, the second paragraph is deleted and replaced by the following: We base minimum cash surrender values and reserves on the Commissioners 1980 Standard Ordinary SB Smoker or NB Non-Smoker Mortality Tables. We also use these tables as the basis for determining maximum insurance costs, taking account of the attained age, class of risk, and tobacco user status of the insured person. We use an effective annual interest rate of 3%.
3. The Table of Guaranteed Payments is replaced by the table below.

                                         TABLE OF GUARANTEED PAYMENTS
                                     (MINIMUM AMOUNT FOR EACH $1,000 APPLIED)


                   OPTION 2A                                                      OPTION 3
           FIXED PERIOD INSTALLMENTS                                        MONTHLY LIFE INCOME
           -------------------------                                        -------------------
      Number        Monthly       Annual
     of Years'      Install-     Install-                AGE     10 Years Certain  20 Years Certain  Refund Certain
    Installments     ment         ment                   ---     ----------------  ----------------  ---------------
    ------------    -------      --------
          1          $84.28      $1000.00                 50          $3.25            $3.22           $ 3.18
          2           42.66        506.17                 51           3.29             3.26             3.22
          3           28.79        341.60                 52           3.34             3.30             3.26
          4           21.86        259.33                 53           3.38             3.34             3.30
          5           17.70        210.00                 54           3.43             3.38             3.34

          6           14.93        177.12                 55           3.48             3.43             3.39
          7           12.95        153.65                 56           3.54             3.48             3.43
          8           11.47        136.07                 57           3.59             3.53             3.48
          9           10.32        122.40                 58           3.65             3.58             3.53
         10            9.39        111.47                 59           3.71             3.63             3.58

         11            8.64        102.54                 60           3.78             3.68             3.64
         12            8.02         95.11                 61           3.84             3.74             3.69
         13            7.49         88.83                 62           3.91             3.80             3.75
         14            7.03         83.45                 63           3.99             3.85             3.81
         15            6.64         78.80                 64           4.07             3.92             3.88

         16            6.30         74.73                 65           4.15             3.98             3.95
         17            6.00         71.15                 66           4.24             4.04             4.02
         18            5.73         67.97                 67           4.33             4.10             4.09
         19            5.49         65.13                 68           4.42             4.17             4.17
         20            5.27         62.58                 69           4.53             4.24             4.25

         21            5.08         60.28                 70           4.63             4.30             4.34
         22            4.90         58.19                 71           4.74             4.37             4.43
         23            4.74         56.29                 72           4.86             4.43             4.52
         24            4.60         54.55                 73           4.98             4.50             4.61
         25            4.46         52.95                 74           5.11             4.56             4.71

         26            4.34         51.48                 75           5.24             4.62             4.82
         27            4.22         50.12                 76           5.37             4.68             4.93
         28            4.12         48.87                 77           5.52             4.74             5.04
         29            4.02         47.70                 78           5.66             4.79             5.16
         30            3.93         46.61                 79           5.81             4.84             5.29

If installments are paid every 3 months, they will        80           5.97             4.89             5.42
be 25.23% of the annual installments, If they are         81           6.13             4.93             5.56
paid every 6 months, they will be 50.31% of the           82           6.29             4.98             5.69
annual installments.                                      83           6.45             5.01             5.83
                                                          84           6.62             5.05             5.99
                                                        85 & over      6.78             5.08             6.15
                                                        Amounts for Monthly Life Income are based on age nearest birth-
                                                        day when income starts. Amounts for ages not shown will be furnished on request.

                                THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES


/s/Pauline Sherman                                                                       /s/Edward D. Miller
------------------------------------------                                               ------------------------------
Pauline Sherman, Vice President, Secretary                                               Edward D. Miller, Chairman and
and Associate General Counsel                                                            Chief Executive Officer

S .99-33